                                                                    Exhibit 23.2





                          Independent Auditors' Consent
                          -----------------------------

The Board of Directors
Allscripts Healthcare Solutions, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-67981) on Form S-4 and (Nos. 333-01502, 333-31047, 333-31045, and 333-64028)
on Form S-8 and in the December 31, 2002 annual report on Form 10-K of IDX Systems Corporation of our report dated February 11, 2002, with respect to the consolidated balance sheets of Allscripts Healthcare Solutions, Inc. and subsidiaries as of December 31, 2001, and the related consolidated statements of operations, stockholders' equity (deficit) and comprehensive income (loss), and cash flows for each of the years in the two-year period ended December 31, 2001, which report appears in the December 31, 2001 annual report on Form 10-K of Allscripts Healthcare Solutions, Inc.

/s/KPMG LLP



Chicago, Illinois
March 28, 2003